EXHIBIT 99.1

Varonis Announces Third Quarter 2022 Financial Results

Company announces early availability of the Varonis Data Security Platform as a SaaS
Annual recurring revenues grew 26% year-over-year and total revenues grew 23% year-over-year
Company announces $100.0 million share repurchase authorization

NEW YORK, Oct. 31, 2022 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a pioneer in data security and analytics, today announced financial results for the third quarter ended September 30, 2022.

Yaki Faitelson, Varonis CEO, said, "Today marks a significant milestone in our history. We are announcing the early availability of the Varonis Data Security Platform as a SaaS delivery model. Our new SaaS offering is quick to deploy, easy to maintain and provides our customers with the automated detection and protection capabilities they need to stay ahead of bad actors. Taken together, these enhancements create significant value for our customers.”

Guy Melamed, Varonis CFO and COO, added, “Adjusting for constant currency and the exit of our Russia business, ARR grew 30% year-over-year and total revenues grew 27% year-over-year, respectively. At the same time, we face headwinds from macroeconomic uncertainty and continued foreign currency weakness, which we expect will further impact our reported results in the near-term. As a result of these challenges, we are adjusting our full year guidance and are taking thoughtful and prudent measures regarding factors that we do control to remain nimble. We will continue to strategically invest in our business to capture the significant long-term opportunity we see."

Financial Summary for the Third Quarter Ended September 30, 2022

  Total revenues increased 23% to $123.3 million, compared with $100.4 million in the third quarter of 2021.
  Subscription revenues increased 37% to $96.1 million, compared with $70.4 million in the third quarter of 2021.
  Maintenance and services revenues were $27.3 million, compared with $30.0 million in the third quarter of 2021.
  GAAP operating loss was ($25.6) million, compared to GAAP operating loss of ($18.6) million in the third quarter of 2021.
  Non-GAAP operating income was $9.8 million, compared to non-GAAP operating income of $8.1 million in the third quarter of 2021.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three and nine months ended September 30, 2022 and 2021. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, were $447.8 million as of the end of the third quarter, up 26% year-over-year.
  As of September 30, 2022, 76% of customers with 500 employees or more purchased four or more licenses, up from 70% as of September 30, 2021, and 47% purchased six or more licenses, up from 37% as of September 30, 2021.
  As of September 30, 2022, the Company had $790.4 million in cash and cash equivalents, short term deposits and marketable securities.
  During the nine months ended September 30, 2022, the Company generated $8.4 million of cash from operations, compared to $6.8 million generated in the prior year period.
  Announces share repurchase program authorization allowing repurchases of up to $100.0 million expected to be completed over the next 12 months.
  Released our 2022 SaaS Data Risk Report, which examined Risk Assessments of over 700 organizations and revealed that companies have an average of 157,000 sensitive records exposed to everyone on the internet, representing $28 million in data-breach risk per company.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook
The Company is adjusting its previous full-year outlook to reflect near-term headwinds from macroeconomic uncertainty and continued foreign currency weakness.

For the fourth quarter of 2022, the Company expects:

  Revenues of $139.0 million to $142.0 million, or year-over-year growth of 10% to 12%.
  Non-GAAP operating income of $22.0 million to $24.0 million.
  Non-GAAP net income per diluted share in the range of $0.17 to $0.18, based on 127.3 million diluted shares outstanding.

For full year 2022, the Company now expects:

  ARR of $460.0 million to $463.0 million, or year-over-year growth of 19% to 20%.
  Revenues of $470.0 million to $473.0 million, or year-over-year growth of 20% to 21%.
  Non-GAAP operating income of $25.5 million to $27.5 million.
  Non-GAAP net income per diluted share in the range of $0.14 to $0.15, based on 126.7 million diluted shares outstanding.

As a reminder, the Company's guidance for non-GAAP operating income (loss) reflects the weakening of the U.S. dollar against the New Israeli Shekel, which the Company has partially mitigated through its hedging program for 2022. For the fourth quarter of 2022 and full-year 2022, these headwinds are expected to be 50 basis points and 200 basis points, respectively.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call and Webcast
Varonis will host a conference call today, Monday, October 31, 2022, at 4:30 p.m. Eastern Time, to discuss the Company's third quarter 2022 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13733544. A replay of this conference call will be available through November 7, 2022 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13733544. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which include exchange rate differences on lease contracts as a result of the implementation of ASC 842 and (v) amortization of debt discount and issuance costs.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period; and
  Amortization of debt discount and debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020, is a non-cash item.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt discount and debt issuance costs are expected recurring expenses until the maturity of the senior notes in 2025.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss) and non-GAAP net income (loss) referred to in our “Financial Outlook” is not provided because, as forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts, maintenance contracts and SaaS contracts in effect at the end of that period. Subscription license contracts, maintenance contracts and SaaS contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Constant Currency and Russia Impacts

In addition to reported growth rates prepared in accordance with GAAP, the Company is presenting growth rates that adjust for the impact of foreign currency rate (“FX”) fluctuations, as well as for the impact of exiting its Russia business in the first quarter of 2022. To adjust for FX, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. To adjust for Russia, the Company has removed Russia’s financial contribution from the comparable prior-year period. The Company has provided this financial information to aid investors in better understanding our underlying performance. The financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Reconciliation of Revenue and ARR to adjust for constant currency and Russia (in millions):

	Three Months Ended September 30,
	2022	2021	% Change
	Unaudited
Total revenues	$123.3	$100.4	23%
Effect of foreign currency rate fluctuations	$3.3	$—	3%
Exit of Russia business	$—	$(0.9)	1%

Total ARR	$447.8	$354.2	26%
Effect of foreign currency rate fluctuations	$9.2	$—	3%
Exit of Russia business	$—	$(2.3)	1%

EMEA revenues	$22.1	$22.8	(3%)
Effect of foreign currency rate fluctuations	$3.3	$—	15%
Exit of Russia business	$—	$(0.9)	4%

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; the impact of the COVID-19 global pandemic and global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with our convertible notes and capped-call transaction. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient, and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects cyber threats from both internal and external actors by analyzing data, account activity, and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. Varonis products address additional important use cases including data protection, data governance, Zero Trust, compliance, data privacy, classification, and threat detection and response. Varonis started operations in 2005 and has customers spanning leading firms in the financial services, public, healthcare, industrial, insurance, energy and utilities, technology, consumer and retail, media and entertainment, and education sectors.

To find out more about Varonis, visit www.varonis.com

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	Unaudited		Unaudited
Revenues:
Subscriptions	$96,052	$70,350	$249,417	$173,867
Maintenance and services	27,256	30,003	81,600	89,689
Total revenues	123,308	100,353	331,017	263,556

Cost of revenues	17,198	14,338	52,806	42,021

Gross profit	106,110	86,015	278,211	221,535

Operating expenses:
Research and development	44,478	34,344	132,863	97,739
Sales and marketing	69,810	56,229	203,311	162,641
General and administrative	17,404	13,997	53,272	42,016
Total operating expenses	131,692	104,570	389,446	302,396

Operating loss	(25,582)	(18,555)	(111,235)	(80,861)
Financial income (expenses), net	2,431	(3,234)	6,143	(8,058)

Loss before income taxes	(23,151)	(21,789)	(105,092)	(88,919)
Income taxes	(5,566)	(1,525)	(8,678)	(2,999)

Net loss	$(28,717)	$(23,314)	$(113,770)	$(91,918)

Net loss per share of common stock, basic and diluted	$(0.26)	$(0.22)	$(1.04)	$(0.88)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	109,996,589	107,028,201	109,303,835	104,595,650

Stock-based compensation expense for the three and nine months ended September 30, 2022 and 2021 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	Unaudited		Unaudited
Cost of revenues	$2,382	$1,839	$8,484	$5,284
Research and development	12,490	8,347	38,728	24,425
Sales and marketing	12,556	9,001	39,220	26,235
General and administrative	6,872	5,235	21,624	15,725
	$34,300	$24,422	$108,056	$71,669

Payroll tax expense related to stock-based compensation for the three and nine months ended September 30, 2022 and 2021 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	Unaudited		Unaudited
Cost of revenues	$6	$27	$534	$997
Research and development	19	104	140	328
Sales and marketing	70	334	2,473	4,710
General and administrative	13	61	681	949
	$108	$526	$3,828	$6,984

Amortization of acquired intangibles and acquisition-related expenses for the three and nine months ended September 30, 2022 and 2021 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	Unaudited		Unaudited
Cost of revenues	$382	$381	$1,144	$1,144
Research and development	589	1,307	1,768	3,923
Sales and marketing	—	2	—	7
General and administrative	—	—	—	—
	$971	$1,690	$2,912	$5,074

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)
	September 30, 2022	December 31, 2021
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$754,245	$805,761
Marketable securities	25,235	—
Short-term deposits	10,871	1,850
Trade receivables, net	91,685	117,179
Prepaid expenses and other current assets	34,557	34,417
Total current assets	916,593	959,207
Long-term assets:
Operating lease right-of-use asset	58,757	63,749
Property and equipment, net	38,188	38,298
Intangible assets, net	3,169	4,313
Goodwill	23,135	23,135
Other assets	18,666	19,835
Total long-term assets	141,915	149,330
Total assets	$1,058,508	$1,108,537

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$5,989	$5,324
Accrued expenses and other short-term liabilities	109,250	102,226
Deferred revenues	94,190	104,221
Total current liabilities	209,429	211,771
Long-term liabilities:
Convertible senior notes, net	248,589	225,330
Operating lease liability	58,867	68,694
Deferred revenues	2,125	2,566
Other liabilities	7,191	3,583
Total long-term liabilities	316,772	300,173

Stockholders’ equity:
Share capital
Common stock	110	108
Accumulated other comprehensive income (loss)	(12,357)	6,083
Additional paid-in capital	1,077,280	1,018,005
Accumulated deficit	(532,726)	(427,603)
Total stockholders’ equity	532,307	596,593
Total liabilities and stockholders’ equity	$1,058,508	$1,108,537

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Nine Months Ended September 30,
	2022	2021
	Unaudited
Cash flows from operating activities:
Net loss	$(113,770)	$(91,918)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,125	8,271
Stock-based compensation	108,056	71,669
Amortization of deferred commissions	17,198	11,511
Noncash operating lease costs	6,974	6,201
Amortization of debt discount and issuance costs	1,113	5,124
Gain from sale of property and equipment	(21)	—

Changes in assets and liabilities:
Trade receivables	25,494	22,847
Prepaid expenses and other current assets	(5,236)	568
Deferred commissions	(17,510)	(13,652)
Other long-term assets	1,338	819
Trade payables	665	2,596
Accrued expenses and other short-term liabilities	(17,125)	(5,057)
Deferred revenues	(10,472)	(13,241)
Other long-term liabilities	3,608	1,102
Net cash provided by operating activities	8,437	6,840

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	32,800	26,106
Investment in marketable securities	(58,052)	—
Proceeds from short-term and long-term deposits	6,882	80,236
Investment in short-term and long-term deposits	(15,985)	(50,000)
Proceeds from sale of property and equipment	21	—
Purchases of property and equipment	(7,634)	(4,120)
Net cash provided by (used in) investing activities	(41,968)	52,222

Cash flows from financing activities:
Proceeds from employee stock plans	11,509	10,999
Taxes paid related to net share settlement of equity awards	(29,494)	(1,043)
Proceeds from follow-on offering, net	—	500,034
Net cash provided by (used in) financing activities	(17,985)	509,990
Increase (decrease) in cash and cash equivalents	(51,516)	569,052
Cash and cash equivalents at beginning of period	805,761	234,092
Cash and cash equivalents at end of period	$754,245	$803,144

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	Unaudited		Unaudited
Reconciliation to non-GAAP operating income:

GAAP operating loss	$(25,582)	$(18,555)	$(111,235)	$(80,861)

Add back:
Stock-based compensation expense	34,300	24,422	108,056	71,669
Payroll tax expenses related to stock-based compensation	108	526	3,828	6,984
Amortization of acquired intangible assets and acquisition-related expenses	971	1,690	2,912	5,074
Non-GAAP operating income	$9,797	$8,083	$3,561	$2,866

Reconciliation to non-GAAP net income (loss):

GAAP net loss	$(28,717)	$(23,314)	$(113,770)	$(91,918)

Add back:
Stock-based compensation expense	34,300	24,422	108,056	71,669
Payroll tax expenses related to stock-based compensation	108	526	3,828	6,984
Amortization of acquired intangible assets and acquisition-related expenses	971	1,690	2,912	5,074
Foreign exchange rate differences, net	(302)	599	(5,679)	212
Amortization of debt discount and issuance costs	372	1,727	1,112	5,123
Non-GAAP net income (loss)	$6,732	$5,650	$(3,541)	$(2,856)

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	109,996,589	107,028,201	109,303,835	104,595,650
Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - basic	109,996,589	107,028,201	109,303,835	104,595,650
Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - diluted	126,939,836	119,070,609	109,303,835	104,595,650

GAAP net loss per share of common stock - basic and diluted	$(0.26)	$(0.22)	$(1.04)	$(0.88)
Non-GAAP net income (loss) per share of common stock - basic	$0.06	$0.05	$(0.03)	$(0.03)
Non-GAAP net income (loss) per share of common stock - diluted	$0.05	$0.05	$(0.03)	$(0.03)